UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2018
Commission File Number: 001-32384
MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	43-2052503 (I.R.S. Employer Identification Number)
125 West 55th Street,
New York, New York 10019
(Address of principal executive offices) (Zip code)
(212) 231-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changes since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.   Completion of Acquisition or Disposition of Assets.
On October 12, 2018, MIC Thermal Power Holdings, LLC (“Seller”), a wholly-owned subsidiary of Macquarie Infrastructure Corporation (“MIC” or the “Company”), completed the previously announced sale of 100% of the Bayonne Energy Center power generation facility (“BEC”) in Bayonne, New Jersey to NHIP II Bayonne Holdings LLC (“Buyer”). Buyer purchased from Seller 100% of the equity interests of Thermal Bayonne Holdings, LLC, the wholly owned subsidiary of Seller that holds BEC, for $900.0 million in cash and net of debt assumed by the Buyer of  $243.5 million. The Company received cash proceeds of approximately $649.7 million, net of purchase price adjustments and transaction costs, subject to post-closing adjustment based on working capital balances at the effective date. MIC will guarantee Seller’s payment and certain post-closing indemnity obligations under the Agreement.
Item 7.01.   Regulation FD Disclosure.
On October 15, 2018, MIC issued a press release announcing the closing of the sale of BEC. A copy of the press release is furnished as Exhibit 99.2 hereto.
Item 9.01.   Financial Statements and Exhibits.
(b)
Pro Forma Financial Information

The unaudited pro forma consolidated condensed financial statements of Macquarie Infrastructure Corporation giving effect to the sale of BEC is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d)
Exhibits

99.1	Unaudited pro forma consolidated condensed financial statements of Macquarie Infrastructure Corporation.
99.2	Press release of Macquarie Infrastructure Corporation, dated October 15, 2018.

EXHIBIT INDEX
Exhibit Number	Description
99.1	Unaudited pro forma consolidated condensed financial statements of Macquarie Infrastructure Corporation.
99.2	Press release of Macquarie Infrastructure Corporation, dated October 15, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 17, 2018
MACQUARIE INFRASTRUCTURE CORPORATION
By:	/s/ Christopher Frost
Name: Christopher Frost
Title: Chief Executive Officer